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                                                                 Exhibit 10.17


                                                      DRAFT - OCTOBER 17, 1997


                           EMPLOYEE BENEFITS AGREEMENT


     This Agreement is made on _________, 1997 (the "Effective Date") between PENFORD CORPORATION, a Washington corporation (previously known as PENWEST, LTD.) ("Penford"), and PENWEST PHARMACEUTICALS CO., a Washington corporation (previously known as Edward Mendell Co., Inc.) ("Penwest").

                                    RECITALS

     WHEREAS, the Board of Directors of Penford has determined that it is in the best interest of Penford and its shareholders to separate the pharmaceutical division of its business from the food and paper division of its business;

     WHEREAS, the current employees of Penwest are participants in Penford's employee benefit plans and certain employees of Penford are expected to become employees of Penwest upon the consummation of the public offering of common stock by Penwest;

     WHEREAS, this Agreement sets forth the employment and employee benefit plan arrangements that will apply to Penwest's current employees, and any other employees who are hired by Penwest prior to the Distribution Date, as hereinafter defined (all of such employees being referred to herein as the "Penwest Employees"); and

     WHEREAS, the Agreement is entered into pursuant to the Separation Agreement dated as of [____________] between Penford and Penwest (the "Separation Agreement");

     NOW THEREFORE, in consideration of the mutual covenants and agreements made herein, the parties hereto agree as follows:

SECTION 1 - TERMINATION OF COVERAGE OF PENWEST EMPLOYEES UNDER PENFORD PLANS

     1.1 TERMINATION OF COVERAGE OF PENWEST EMPLOYEES UNDER CERTAIN PENFORD
PLANS

     Effective as of the closing of the initial public offering (the "IPO Date") by Penwest of shares of its common stock par value $0.001 per share ("Penwest Common Stock"), Penwest Employees shall cease to be eligible to participate in the following employee benefit plans offered by Penford:

     (a) the Penford supplemental executive retirement plan (the "Penford
SERP");

     (b) the Penford Deferred Compensation Plan ; and

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     (c) certain Penford welfare plans (consisting of basic life insurance, accidental death and dismemberment insurance, supplemental life insurance, long-term disability, supplemental disability, business travel accident insurance and employee assistance plan, as set forth in EXHIBIT 1 (the "Penford Welfare Plans")).

     1.2 TERMINATION OF COVERAGE OF PENWEST EMPLOYEES UNDER THE PENFORD RETIREMENT PLAN

     (a) Effective as of the IPO Date, Penford shall freeze all benefits accrued in the retirement plan sponsored by Penford (the "Penford Retirement Plan") for all Penwest Employees.

     (b) Penford will amend the Penford Retirement Plan to permit Penwest Employees to elect, after the earlier of: 1) the Distribution Date; or 2) such time as Penwest ceases to be a member of the same controlled group of employers within the meaning of Internal Revenue Code ("Code") Sections 414(b), and (c ) as Penford, to receive his or her fully vested interest under the Penford Retirement Plan in the form of a lump sum cash payment or an annuity.

     (c) It is contemplated that Penford will amend the Penford Retirement Plan after the Distribution Date to provide enhanced pension plan benefits to certain older participants who were Penwest Employees and are identified by the Penford retirement plan committee ("Retirement Committee"), provided (i) that such participants shall not be deemed to continue to accrue any benefits under the Penford Retirement Plan as a result of such pension enhancement and (ii) that the amount of any such enhancements is to be determined solely in the discretion of the Retirement Committee.

     1.3 TERMINATION OF COVERAGE FOR PENWEST EMPLOYEES UNDER THE PENFORD 401(K) PLAN

     Effective midnight of December 31, 1997, Penwest will cease to be a participating Employer on the Penford savings and stock ownership plan (the "Penford 401(k) Plan") and Penwest Employees will cease to accrue any benefits under such plan.

     1.4 TERMINATION OF COVERAGE FOR PENWEST EMPLOYEES UNDER THE PENFORD HEALTH AND FLEX PLANS

     Until midnight on December 31, 1997, Penford shall provide that the Penwest Employees are covered by the health and cafeteria plans, as set forth in EXHIBIT 2, currently sponsored by Penford for its employees in accordance with the terms and conditions of such plans and programs (the "Penford Health/Flex Plans"). After December 31, 1997, Penwest Employees shall cease to be covered under the Penford Health/Flex Plans, and Penford shall have no further obligation to cover the Penwest Employees under such plans; provided, however, that nothing in this section 1.4 is intended to abrogate, discontinue or terminate stop loss coverage under the policy maintained by Penford to the extent that it applies to medical claims and expenses resulting from injury or illness to Penwest employees incurred prior to January 1, 1998, but for which no claim is filed until after January 1, 1998.


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     1.5 NOTICE TO ADMINISTRATORS AND INSURERS

     To the extent required, Penford agrees to inform, on or prior to the IPO Date, all relevant third party administrators and insurance carriers of the continued participation of the Penwest Employees in the Penford Health/Flex Plans.

     1.6 AMENDMENT AND TERMINATION OF PLANS

     Nothing in this Agreement, including without limitation the agreement of Penford and Penwest to maintain employee benefit plans or to make contributions to such plans for any period, shall be construed as a limitation of the right of Penford or Penwest to amend or terminate one or more of such plans in accordance with the terms of this Agreement and applicable law.

     1.7 REIMBURSEMENT

     Penwest and Penford acknowledge that Penford will incur costs and expenses related to the continued participation of the Penwest Employees in the Penford Health/Flex Plan and that all such costs and expenses payable after the closing of the IPO are the responsibility of Penwest. Accordingly, Penford and Penwest agree that Penford will invoice Penwest for such costs and expenses monthly and that Penwest shall make full payment of such invoice within 30 days following receipt and verification thereof.

     SECTION 2 - ESTABLISHMENT OF PENWEST EMPLOYEE BENEFIT PLANS

     2.1 ESTABLISHMENT OF PENWEST SAVINGS AND STOCK OWNERSHIP PLAN

     (a) Effective as of midnight on December 31, 1997, Penwest will cease to be a participating Employer under the Penford 401(k) Plan and Penwest Employees will cease to accrue any benefits under such plan. Effective January 1, 1998, Penwest will establish a 401(k) retirement plan (the "Penwest 401(k) Plan") substantially the same in all material features to the Penford 401(k) Plan as of that date.

     (b) As soon as practicable after January 1, 1998, (and the establishment of the Penwest 401(k) Plan), Penford shall direct the trustee of the Penford 401(k) Plan to transfer to the trustee of the Penwest 401(k) Plan (which shall accept such transfer) all assets (including, but not limited to, loans) and liabilities of the Penford 401(k) Plan relating to the Penwest Employees.

     (c) As of January 1, 1997, Penwest and the Penwest 401(k) Plan shall assume all liabilities for all accrued benefits under the Penford 401(k) Plan for the Penwest Employees, and the Penford 401(k) Plan shall be relieved of all liabilities for such benefits.

     (d) The Penwest 401(k) Plan shall provide the following:


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          1. that Penwest employees shall participate in the Penwest 401(k) Plan to the extent that they were eligible to participate in the Penford 401(k) Plan immediately prior to January 1, 1998, and shall receive credit for eligibility, vesting, and benefit accrual service for all service credited for such purposes under the Penford 401(k) Plan;

          2. that the compensation paid by Penford to the Penwest Employees that was recognized under the Penford 401(k) Plan shall be credited for all applicable purposes under the Penwest 401(k) Plan; and

          3. that with respect to any amounts transferred from the Penford 401(k) Plan, the Penwest 401(k) Plan will preserve any rights and features protected under Section 411(d)(6) of the Internal Revenue Code ("Code").

     2.2 ESTABLISHMENT OF PENWEST SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AND PENWEST DEFERRED COMPENSATION PLAN

     (a) Effective upon the IPO Date, Penwest shall adopt, or cause to be adopted, a supplemental executive retirement plan and a deferred compensation plan (the "Penwest SERP and DC Plans") and establish a related grantor trust (the "Penwest Rabbi Trust") to provide benefits to Tod R. Hamachek, Ed Belsheim, and Jack V. Talley, Jr. after they become employees of Penwest (the "Transferring Executives").

     (b) As of the IPO Date, Penwest and the Penwest SERP and DC Plans shall assume all liabilities for all accrued benefits under the Penford SERP and Penford Deferred Compensation Plan for the Transferring Executives.

     (c) As soon as practicable after receipt by Penford of (1) a copy of the Penwest SERP and DC Plans and (2) certified resolutions of Penwest's Board of Directors evidencing adoption of the Penwest SERP and DC Plans and the creation of a the Penwest Rabbi Trust thereunder, Penford shall direct the trustees of the Penford SERP and the Penford Deferred Compensation Plan to transfer to the trustee of the Penwest SERP and DC Plans all accounts in the Penford SERP and the Penford Deferred Compensation Plan of the Transferring Executives.

     (d) Penwest and Penford shall take any and all action necessary to ensure that participants in the Penwest SERP and DC Plans or the Penford SERP and Deferred Compensation Plan shall not suffer any adverse federal income tax consequences as a result of the transfer of liabilities to the Penwest SERP and DC Plans.

     (e) Effective as of the IPO Date, Penwest shall appoint Wells Fargo Bank as trustee under the Penwest Rabbi Trust and Penford shall transfer, or cause to be transferred, by a comparable rabbi trust established by Penford to the Penwest Rabbi Trust any and all trust-owned life insurance policies held on a Transferring Executive's life, provided that Penwest shall make any contributions to the Penwest Rabbi Trust necessary under the law to ensure such insurance policy transfer shall not violate the terms of the Penwest Rabbi Trust or applicable law or regulations.


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     2.3 PENWEST WELFARE PLANS

     Effective upon the IPO Date, Penwest shall adopt, or cause to be adopted, on a fully pooled basis, welfare plans ("Penwest Welfare Plans") substantially identical in all material features to the corresponding plans offered by Penford as of the IPO Date to its salaried employees, and set forth on Exhibit 1, as follows:

     (a) basic life insurance;

     (b) basic accidental death and dismemberment insurance;

     (c) supplemental life insurance;

     (d) business travel accident insurance;

     (e) employee assistance plan;

     (f) long term disability;

     (g) supplemental disability

     2.4 PENWEST HEALTH/FLEX PLAN

     Effective as of January 1, 1998, Penwest shall adopt, or cause to be adopted, health and cafeteria plans (the "Penwest Health/Flex Plans") substantially identical in all material features to the corresponding plans offered by Penford as of January 1, 1998 to its salaried employees which are listed on Exhibit 2.

     2.5 COBRA

     As of January 1, 1998, Penwest shall assume any and all liability and responsibility for providing continuation of health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") to any active Penwest Employee on or after the IPO Date (and any qualified beneficiaries with respect to such employee), whether or not such continuation requirements arose under the Penford Health/Flex Plans, and Penford shall have no further obligation or liability for any requirements to provide continuation of health care coverage to any Penwest Employees.

     2.6 COOPERATION

     Penford and Penwest agree to provide each other with all records and information necessary or useful to carry out their obligations under this Agreement, and to cooperate in the filing of documents required by the transfer of assets and liabilities described herein and to take any other actions necessary or advisable to meet any statutory, regulatory or contractual requirements under this Agreement.


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                           SECTION 3 - INDEMNIFICATION

     3.1 INDEMNIFICATION

     (a) Penwest agrees to indemnify and hold harmless Penford and its affiliates, their officers, directors, employees, agents, and fiduciaries from and against any and all costs, damages, losses, expenses (including reasonable attorneys fees and costs) and other liabilities arising out of or related to the Penford Welfare Plans, the Penford SERP, the Penford Deferred Compensation Plan, the Penford 401(k) Plan, and the Penford Health/Flex Plans (collectively referred to as the "Penford Benefit Plans") (other than the determination of the amount, if any, of claims and accrued benefits payable from such plans) with respect to the Penwest Employees and from any liability relating to any applicable taxes or penalties arising from the failure of the Penwest 401(k) Plan, to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") at the time of the asset transfer other than any failure attributable to the terms or operation of the Penford 401(k) Plan prior to the asset transfer.

     (b) Penford agrees to indemnify and hold harmless Penwest and its affiliates, their officers, directors, employees, agents, and fiduciaries from and against any and all costs, damages, losses, expenses (including reasonable attorneys fees and costs) and other liabilities arising out of or related to the Penford Benefit Plans which are attributable to the determination of the amount of any claims payable to Penwest Employees from the welfare plans carried by Penford; the determination of the accrued benefits to be transferred to the Penwest 401(k) Plan; the determination of book reserves or salary deduction liabilities with respect to the Penwest Employees under and from the Penford Plans; any claims under the Penford Plans which are not attributable to Penwest Employees and assumed by Penwest under this Agreement; and any liability relating to the applicable taxes or penalties arising from the failure of the Penwest 401(k) Plan to be qualified under Section 401(a) of the Code due to the terms or operation of the Penford 401(k) Plan prior to the date the assets are transferred.

     3.2 HEALTH AND WELFARE BENEFIT CLAIMS

     Except as provided in Section 3.1, Penwest agrees that it shall assume and be solely responsible for the following:

     (a) all liabilities and obligations of Penford in connection with the claims for benefits brought by or on behalf of Penwest Employees under the Penford Welfare Plans and the Penford Health/Flex Plans, as well as applicable workers' compensation and unemployment compensation benefits available to the Penwest Employees, and Penford shall cease to have any such liabilities or obligation related to such claims; and

     (b) all liabilities and obligations of Penford in connection with claims for post-employment health and welfare benefits (including but not limited to, medical, dental, and vision benefits, severance pay, disability and life insurance) made on or on behalf of Penwest Employees who retire or otherwise terminate employment with Penwest after the Effective Date or after their date of hire with Penwest if later.

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                            SECTION 4 - MISCELLANEOUS

     4.1 NOTICES

     Notices hereunder shall be effective if given in writing and delivered or mailed, postage prepaid, by registered or certified mail to:

         Penford Corporation
         777 - 108th Avenue NE
         Suite 2390
         Bellevue, WA  98004-5193
         Attention:  Sue Iverson

  or to:

         Penwest Pharmaceuticals Co.
         2981 Route 22
         Patterson, NY  12563-9970
         Attention:  Edmund O. Belsheim

     4.2 AMENDMENTS; WAIVERS

     This Agreement may be amended or modified only in writing executed on behalf of Penford and Penwest. No waiver shall operate to waive any further or future act and no failure to object or forbearance shall operate as a waiver.

     4.3 NO THIRD PARTY BENEFICIARY

     This Agreement is solely between Penford and Penwest, and nothing herein, whether expressed or implied, shall confer any rights or remedies on any employee of Penford or Penwest, any former employee of Penford, or any other person.

     4.4 ENTIRE AGREEMENT

     This Agreement constitutes the sole and entire agreement and understanding between the parties with respect to the matters covered hereby. Any amendment, modification, or termination of this Agreement must be in writing and must be signed by both parties.

     4.5 GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Washington, except to the extent preempted by the Employee Retirement Income Security Act of 1974, as amended.


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     4.6 SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this Agreement and the rights and obligations contained herein or in any exhibit or schedule hereto shall not be assignable, in whole or in part, without the prior written consent of the parties hereto and any attempt to effect any such assignment without such consent shall be void.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their authorized representatives as of the Effective Date.

                                       PENFORD CORPORATION



                                       By:
                                          ----------------------------

                                       Title:
                                             -------------------------


                                       PENWEST PHARMACEUTICALS CO.



                                       By:
                                          ----------------------------

                                       Title:
                                             -------------------------




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